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Master Note

Date June 17, 1996                              $10,000,000.00



For Value Received, the undersigned (hereinafter called the "Borrower") hereby promises to pay on demand but not 1ater than the maturity date or dates determined as herein set forth to the order of WACHOVIA BANK OF SOUTH CAROLINA, N.A (hereinafter called the "Lender"), at its office where borrowed, the principal sum of Ten Million and 00/100 Dollars or the aggregate unpaid principal sum of all advances which the Lender actually makes hereunder to the Borrower, whichever amount is less, together with interest in arrears payable on each Interest Due Date (as hereinafter defined) at a rate computed on the basis of a 360-day year for the actual number of days in each interest period, determined as herein set forth.

Lender, at its sole discretion, is hereby authorized to make advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event Borrower is a partnership or corporation, a duly authorized officer or representative of Borrower. At the time of each advance hereunder, the Borrower and the Lender shall agree on the maturity date for the payment of the principal amount of such advance (in the absence of earlier demand), the interest rate for such advance and the dates interest on such advance shall be payable (the "Interest Due Dates"). The Lender or other holder shall be and is hereby authorized by the Borrower to set forth on the reverse side of tbis Note, or on an attachment hereto: (1) the amount and date of each advance made hereunder; (2) the maturity date of each such advance (absent earlier demand); (3) the interest rate for each such advance; (4) the Interest Due Dates for each such advance; and
(5) each payment of principal received thereon and the date of such payment; provided, however, any such notation or the failure to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to the repayment of all advances actually made hereunder. In the event of a good faith dispute among the parties to this Note as to rate, the rate shall be the Prime Rate.

After this Note or any advance of this Note shall become due, whether on demand or otherwise, the unpaid principal of this Note shall bear interest at a rate per annum equal to the Prime Rate + 2%, or if greater, 2% above the rate applicable prior to the due date, not to exceed the maximum rate permitted by applicable law. As used herein, "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to

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time as an interest rate basis for  borrowings. The Prime Rate is one of several interest rate bases used by the Lender. The Lender lends at rates above and below the Prime Rate. Changes in the Prime Rate shall be effective as of the day of each such change.

Advances made hereunder shall not be used to purchase or carry margin stock, such terms having the same meanings used in Regulation U of tbe Federal Reserve Board.

All payments of any advance hereunder shall be applied first to accrued interest and then to principal.

The Borrower may prepay any advance hereunder prior to the maturity date specified for such advance only with the consent or upon the demand of tbe Lender.

No waiver by the Lender of any provision of this Note shall be effective unless in writing. All parties to this Note, including makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreement shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever (2) consent that any time, or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time, and (3) agree to remain liable until the indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal. No conduct of thc holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing. In the event the indebtedness evidenced hereby is collected by or through an attorney, the holder shall be entitled to recover reasonable attorneys' fees and all other costs and expenses of collection. Time is of the essence.

This Note shall evidence all advances and payments of principal made hereunder until it is surrendered to the Borrower by the Lender, and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.

This Note, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of South Carolina.







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IN WlTNESS WHEREOF, the Borrower has executed this Note under seal the day and year set forth above.

Witness: Attest:

                                  ____________________________________ (Seal)
                                          (Individual Borrower)

______________________________    ____________________________________ (Seal)
                                          (Individual Borrower)
______________________________

                                   Borrower:

Attest:                            KEMET Corporation
                                   ---------------------------------
                                   (Name of Corporation or Partnership)
/S/ Michael W. Boone                      /S/ J.J. Jerozal
______________________________     By:  _______________________________ (Seal)
Title: Assisant Treasurer          Title: CFO & Treasurer
      ________________________           ______________________________

[Corporate Seal}